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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2017
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-22750	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

■ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

This amendment to the 8-K filed by Royale Energy, Inc. on April 6, 2017, attaches a revised Exhibit 2.1 which provides in its preamble that the Agreement and Plan of Merger which is being amended is the original merger agreement between Royale Energy, Inc., Royale Energy Holdings, Inc., Royale Energy Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation dated November 30, 2016, rather than the amended and restated merger agreement dated as of December 31, 2016.  The amended and restated merger agreement (previously filed) will become effective subject to approval by certain senior debt holders of Matrix Oil Management Corporation and its affiliates. The revised Exhibit 2.1 is identical in its substantive terms to Exhibit 2.1 as originally filed.

Exhibit No.	Description

2.1
Second Amendment to the Agreement and Plan of Merger and Reorganization dated November 30, 2016, effective as of December 31, 2016, among Royale, Royale Energy Holdings, Inc., a Delaware corporation, Royale Merger Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 14, 2017	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer